UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2025

Exzeo Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-42937	85-2578837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Century Park Drive
Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (813) 776-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Compensatory Arrangements of Certain Officers

On December 19, 2025, our compensation committee awarded cash bonuses and established new annual salaries, effective January 1, 2026, to certain of our executives, including “named executive officers,” as set forth below.

Name	Position	Cash Bonus	Annual Salary
Paresh Patel	Chief Executive Officer	$3,750,000	$950,000
Suela Bulku	Chief Financial Officer	$450,000	$425,000
Kevin Mitchell	President	$500,000	$550,000

These bonuses will be paid before December 31, 2025. In considering these awards, the compensation committee considered the advancement of numerous strategic initiatives during 2025, including the successful completion of the Company’s initial public offering.

In addition, Mr. Mitchell was awarded 12,510 shares of our common stock, which vest in equal installments over three years beginning December 18, 2026. Ms. Bulku was awarded 10,020 shares of our common stock, which vest in equal installments over three years beginning December 18, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exzeo Group, Inc.

Date:	December 22, 2025	By:	/s/ Brook A. Baker
Brook A. Baker Secretary and General Counsel